SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 22, 2007

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As of February 22, 2007, Commonwealth Biotechnologies, Inc. (“CBI”) entered into an Employment Agreement with Paul D’Sylva, Ph.D. (the “Agreement”). The Agreement is effective as of February 9, 2007. Pursuant to the Agreement, Dr. D’Sylva will serve as CBI’s Chief Executive Officer. The Agreement has a term of three years and provides for a base salary of $100,000 during the first year of the Agreement, plus the difference between $50,000 and moving expenses actually incurred by Dr. D’Sylva in his relocation to the United States. Thereafter, Dr. D’Sylva’s salary shall be $250,000 per year. In addition to base salary, Dr. D’Sylva may be eligible to receive an annual bonus as determined by CBI’s Board in its sole and absolute discretion in the form of restricted shares of common stock, options to purchase shares of common stock, cash, or a combination thereof. Further, in connection with the execution of the Agreement, (a) to the extent CBI’s shareholders approve of a new stock incentive plan with sufficient shares authorized for issuance thereunder, CBI will issue to Dr. D’Sylva incentive stock options to purchase 40,000 shares of CBI’s common stock (the “Options”) and (b) on a date that will be 15 days following CBI’s Listing of Additional Shares with the Nasdaq Capital Market, which date shall not be after March 15, 2007, CBI will issues 60,000 restricted shares of CBI’s common stock to Dr. D’Sylva (the “Restricted Shares”).

In the event Dr. D’Sylva’s employment terminates prior to the adoption of an eligible stock incentive plan, CBI will be under no obligation to grant the Options to Dr. D’Sylva. The options, if granted, will have ten year terms (from the date of grant) and will have exercise prices equal to the per share fair market value of CBI common stock on the date of the grant.

Provided Dr. D’Sylva remains employed by CBI, the Restricted Shares will vest and will no longer be subject to “Transfer Restrictions” (as defined in the Agreement), both in accordance with the following schedule: (i) 20,000 shares on December 15, 2007; (ii) 10,000 shares on January 15, 2008; (iii) 10,000 shares on January 15, 2009; (iv) 10,000 shares on January 15, 2010; and (v) 10,000 shares on January 15, 2011. In the event (a) Dr. D’Sylva’s employment is terminated by CBI without “Cause” (as defined in the Agreement), (b) Dr. D’Sylva’s employment is terminated by Dr. D’Sylva for “Good Cause” (as defined in the Agreement), (c) Dr. D’Sylva’s employment is terminated by reason of Dr. D’Sylva’s disability or death, or (d) a “Hostile Change-of-Control” (as defined in the Agreement) occurs, then any unvested Restricted Shares will immediately vest and no longer be subject to any “Transfer Restrictions”. In the event the Agreement is terminated for any other reason, any unvested Restricted Shares will automatically and immediately be forfeited.

Under the Agreement, the Company may terminate Dr. D’Sylva’s employment at any time for “Cause”, without incurring any continuing obligations to Dr. D’Sylva. If the Company terminates Dr. D’Sylva’s employment for any reason other than for “Cause” or if Dr. D’Sylva terminates his employment for “Good Reason”, the Company will remain obligated to continue to provide the compensation and benefits specified in the Agreement for a period of twelve months following the date of termination. To the extent CBI experiences a “Hostile Change-of-Control”, Dr. D’Sylva may deem the Agreement to be terminated by CBI without “Cause”. Under such circumstances, Dr. D’Sylva would be eligible to receive the compensation and benefits specified in the second sentence of this paragraph.

The Agreement contains a non-competition provision, which prohibits Dr. D’Sylva from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

99.1	Employment Agreement by and between Paul D’Sylva, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of February 22, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Paul D’Sylva, Ph.D.
Paul D’Sylva, Ph.D.
Chief Executive Officer

Dated: February 28, 2007

EXHIBIT INDEX

Number	Description of Exhibit
99.1	Employment Agreement by and between Paul D’Sylva, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of February 22, 2007.